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                                                                     Exhibit 5.1

                                WINSTON & STRAWN
                              35 West Wacker Drive
                             Chicago, Illinois 60601


                               September 17, 2001

Solutia Inc.
CPFilms Inc.
Monchem, Inc.
Monchem International, Inc.
Solutia Systems, Inc.
575 Maryville Center Drive
P.O. Box 66760
St. Louis, Missouri 63166-6760

          RE:   REGISTRATION STATEMENT ON FORM S-4
                OF SOLUTIA INC. AND THE
                SUBSIDIARY GUARANTORS (AS DEFINED BELOW)

Ladies and Gentlemen:

     We have acted as special counsel to Solutia Inc., a Delaware corporation (the "Company"), and certain of its subsidiaries (the "Subsidiary Guarantors") in connection with the preparation of the Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on behalf of the Company and the Subsidiary Guarantors, relating to the Company's offer to exchange $150 million aggregate principal amount of the Company's 11.25% Senior Secured Notes due 2009 (the "New Notes") and the Guarantees (as hereinafter defined) thereof by the Subsidiary Guarantors, which are to be offered in exchange for an equivalent principal amount of the Company's currently outstanding 11.25% Senior Secured Notes due 2009 (the "Old Notes"), all as more fully described in the Registration Statement. The New Notes will be issued under the Company's Indenture, dated as of July 9, 2002 (the "Original Indenture"), between SOI Funding Corp. and HSBC Bank USA, as trustee (the "Trustee"), as amended and supplemented by the First Supplemental Indenture dated as of July 25, 2002 (the "Supplemental Indenture" and, together with the Original Indenture, the "Indenture"), among the Company, the Trustee and the Subsidiary Guarantors. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the prospectus (the "Prospectus") contained in the Registration Statement.

     This opinion letter is delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

     In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Registration Statement, in the form filed with the Commission and as amended through the date hereof; (ii) the Certificate

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Solutia Inc.
CPFilms Inc.
Monchem, Inc.
Monchem International, Inc.
Solutia Systems, Inc.
September 17, 2002
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of Incorporation of the Company and each of the Subsidiary Guarantors, as currently in effect; (iii) the By-laws of the Company and each of the Subsidiary Guarantors, as currently in effect; (iv) the Indenture; (v) the form of the New Notes; and (vi) resolutions of the Boards of Directors of the Company and each of the Subsidiary Guarantors, relating to, among other things, the issuance and exchange of the New Notes for the Old Notes, the issuance of the Guarantees and the filing of the Registration Statement. We also have examined such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. As to certain facts material to this opinion, we have relied without independent verification upon oral or written statements and representations of officers and other representatives of the Company and others.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. The issuance and exchange of the New Notes for the Old Notes and the issuance of the Guarantees have been duly authorized by requisite corporate action on the part of the Company and each Subsidiary Guarantor, respectively.

     2. When (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), shall have become effective under the Securities Act, (ii) the New Notes are duly executed and authenticated in accordance with the provisions of the Indenture, and (iii) the New Notes shall have been issued and delivered in exchange for the Old Notes pursuant to the terms set forth in the Prospectus, the New Notes and the Guarantees will be valid and binding obligations of the Company and the Subsidiary Guarantors, respectively, entitled to the benefits of the Indenture and enforceable against the Company and the Subsidiary Guarantors, respectively, in accordance with their terms, except to the extent that the enforceability thereof may be limited by (x) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (y) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), shall have become effective under the Securities Act; (ii) the New Notes are duly executed and authenticated in accordance with the provisions of the Indenture; and (iii) the New Notes shall have been issued and delivered in exchange for the Old Notes pursuant to the terms set forth in the Prospectus.

     The foregoing opinions are limited to the laws of the United States, the State of New York and the General Corporation Law of the State of Delaware. We express no opinion as to

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Solutia Inc.
CPFilms Inc.
Monchem, Inc.
Monchem International, Inc.
Solutia Systems, Inc.
September 17, 2002
Page 3

the application of the securities or blue sky laws of the various states to the issuance or exchange of the New Notes.

     We hereby consent to the reference to our firm under the headings "Legal Matters" in the Prospectus and to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving such consent, we do not concede that we are experts within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Securities Act.

                                            Very truly yours,

                                            /s/ Winston & Strawn